Series Number: 1
For period ending 12/31/12

2)	Investor, A, C & R
First $1 billion  0.901%
Next $1 billion  0.849%
Next $3 billion 0.819%
Next $5 billion 0.799%
Next $15 billion 0.786%
Next $25 billion 0.784%
Over $50 billion 0.784%

Institutional
First $1 billion 0.701%
Next $1 billion 0.649%
Next $3 billion 0.619%
Next $5 billion 0.599%
Next $15 billion 0.586%
Next $25 billion 0.584%
Over $50 billion 0.584%

72DD)                                1. Total income dividends for which record date passed during the period
                                           Investor Class                                           14,357
                                Institutional Class                                             6,463
                                2. Dividends for a second class of open-end company shares
                                A Class                                  1,461
                                C Class                                       48
                                R Class                                         3

73A)                      1. Dividends from net investment income
                                Investor Class                                                                           $0.2550
                               Institutional Class                                                      $0.2843
                      2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.2183
        C Class                                            $0.1082
        R Class                                                      $0.1815

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           55,090
                              Institutional Class                                           23,079

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                 6,750
                                    C Class                                                                     422
R Class                                      17

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $14.61
                                Institutional Class                                $14.60

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $14.57
                                    C Class                                                                 $14.63
R Class                                 $14.62

Series Number: 2
For period ending: 12/31/12

48)                      Investor, A, C & R
0.950%

Institutional
0.750%

72DD)                                1. Total income dividends for which record date passed during the period
                                           Investor Class                                                288
                                Institutional Class                                                267
                                2. Dividends for a second class of open-end company shares
                                A Class                                     205
                                C Class                                       65
                                R Class                                       78

73A)                      1. Dividends from net investment income
                                Investor Class                                                                           $0.3362
                               Institutional Class                                                      $0.3550
                      2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.3129
        C Class                                            $0.2427
        R Class                                                      $0.2895

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           906
                              Institutional Class                                           775

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                 671
                                    C Class                                                                  275
R Class                                 275

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $10.16
                                Institutional Class                                $10.16

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $10.15
                                    C Class                                                                 $10.15
R Class                                 $10.15